Artisan Partners Asset Management Inc. Reports 1Q16 Results
Milwaukee, WI - April 25, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three months ended March 31, 2016, including net income and earnings per share. The full March quarter 2016 earnings release and investor presentation can be viewed at www.apam.com.

Eric Colson, Chairman and CEO, said, “Artisan Partners is a high value added investment management firm. Over full market cycles, we believe that our strategies will meet client and investor goals and deliver outcomes that are superior to indexes and peers. A portfolio of $1 million invested in each of our 15 strategies on the strategy’s inception date would have been worth about $57.5 million at March 31, 2016, after fees. Had the same dollars been invested on the same dates in the corresponding passive indexes, the portfolio would have been worth about $38.5 million -- $19 million, or 33%, less than the hypothetical Artisan Partners portfolio. This is just one way of illustrating the high value added outcomes Artisan Partners has generated for clients and investors over time.
“Over our twenty year history as a firm, we have managed and evolved our business in different environments and a constantly changing marketplace. Our experience has taught us to remain patient, disciplined and focused on earning the trust of people: our clients, investors and talent. With that approach, we have developed seven autonomous investment teams and 15 high value added investment strategies. Each team and strategy has diversified and added value to our business and serves as a separate proof point for our long-term approach.
“While the role of traditional active management will continue to evolve, we are confident that sophisticated investors will continue to allocate assets to active managers with track records of delivering alpha with integrity. There will always be demand for managers who deliver more dollars and do so with a disciplined and repeatable process. That is what Artisan Partners is designed to do across all of our strategies, from our longest-tenured products to our newer global strategies to our latest generation High Income and Developing World strategies.”
Business Update
Commenting on the first quarter of 2016, Mr. Colson said, “Our global strategies continue to perform well and generate interest and net client cash flows from clients and investors in the United States and around the world. Each of our Global Value, Global Opportunities, and Global Equity strategies has generated more than 425 basis points of alpha since inception. The Global Value and Global Opportunities U.S. mutual funds have 5-star overall Morningstar ratings, and the Global Equity fund has a 4-star overall rating. In the fourth quarter of 2015 we re-opened the Global Value strategy to investors in our pooled vehicles, resulting in net inflows for the strategy during the first quarter after several quarters of net outflows while the strategy was closed to most new investors. The Global Opportunities strategy had $151 million of net inflows during the first quarter and has, we believe, the opportunity to raise significant new assets during the remainder of the year. While flows have been modest in the Global Equity strategy, we continue to believe that the strategy will grow as the global equities asset class increasingly becomes a part of sophisticated investors’ long-term asset allocations. Our global strategies’ track records, and the talent behind those track records, position us very well in this high value added space.
“Our two newest strategies, High Income and Developing World, continue to perform well and grow their assets. In the first quarter, the High Income strategy raised $334 million in net client cash flows and the Developing World strategy raised $170 million. With both strategies, we are committed to preserving the investment teams’ time so that they can remain focused on their investment processes and portfolios.
“Our firm-wide net outflows of $1.3 billion during the quarter were primarily driven by net outflows from the strategies managed by our U.S. Value team, which experienced a total of $1.2 billion of net outflows during the quarter. As we have discussed before, the relative performance of the team suffered over the last several years as momentum stocks appreciated relative to the less expensive stocks the team’s philosophy favors. Consistent with our high value added philosophy, the team took a different view than the market and, in this case, was punished for doing so. We know that can happen. While the team’s relative performance has improved in 2016, the long-term underperformance is resulting in net outflows, which we expect will continue. As we announced in late February, the U.S. Value team will cease managing assets in the U.S. Small-Cap Value strategy and Artisan Small Cap Value Fund is scheduled to merge with Artisan Mid Cap Value Fund in late May 2016.”

Conference Call
The Company will host a conference call on April 26th, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10083939. A replay of the call will be available until May 3, 2016 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10083939. In addition, the webcast will be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include : the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Growth of $1 million calculation is based on monthly returns of each Artisan composite and its broad-based market index for the period since the composite’s inception through March 31, 2016. An investment cannot be made directly in an Artisan composite or a market index and the aggregated results are hypothetical. Composite returns are net of fees, calculated using the highest model investment advisory fees applicable to portfolios within the composite, and the performance and fees of individual portfolios within a composite will vary. Index returns do not reflect the payment of fees and expenses. The returns for any composite may be positive or negative, and past performance does not guarantee future results. Indexes used are: Non-U.S. Growth Strategy / Non-U.S. Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy-MSCI ACWI Index; Global Small-Cap Growth Strategy-MSCI ACWI Small Cap Index; Non-U.S. Small-Cap Growth Strategy-MSCI EAFE Small Cap Index; U.S. Mid-Cap Growth Strategy / U.S. Mid-Cap Value Strategy-Russell Midcap® Index; U.S. Small-Cap Growth Strategy / U.S. Small-Cap Value Strategy-Russell 2000® Index; Value Equity Strategy-Russell 1000® Index; Developing World Strategy / Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-BofA Merrill Lynch High Yield Master II Index.
The Morningstar ratings refer to the ratings by Morningstar of the share class of the respective series of Artisan Partners Funds Inc. with the earliest inception date and are based on a 5-star scale. Morningstar data © 2016 Morningstar, Inc.; all rights reserved. Morningstar data contained herein (1) is proprietary to Morningstar and/or its content providers, (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ which is based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance, including the effects of sales charges, loads, and redemption fees, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. Ratings are based on risk-adjusted returns and are historical and do not represent future results. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-year, five-year, and ten-year (if applicable) Morningstar Ratings metrics. Artisan Global Value Fund, Artisan Global Opportunities Fund and Artisan Global Equity Fund are rated by Morningstar within the World Stock category. Morningstar ratings are initially given on a fund’s three year track record and change monthly.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com